Exhibit 99.2

MOMENTUM WATER TRANSFER SERVICES LLC

COMBINED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$8,661	$99,499

Total current assets	8,661	99,499

Property and equipment, net of accumulated depreciation of $46,856 and $26,450	143,590	163,996

Total assets	$152,251	$263,495

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$-	$-
Advances from related parties	-	-
Total current liabilities	-	-

Commitments and contingencies

Memebers' equity (deficit)
Membership interest	(293,902)	(391,153)
Retained earnings (accumulated deficit)	446,153	654,648

Total members' equity (deficit)	152,251	263,495

Total liabilities and members' equity (deficit)	$152,251	$263,495

The accompanying notes are an integral part of these financial statements

MOMENTUM WATER TRANSFER SERVICES LLC

COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

	2018	2017

REVENUES	$75,222	$1,938,851

COST OF REVENUES	164,984	987,293

GROSS PROFIT	(89,762)	951,558

OPERATING EXPENSES:
Selling, general and administrative	118,733	172,181

Total operating expenses	118,733	172,181

INCOME (LOSS) FROM OPERATIONS	(208,495)	779,377

OTHER INCOME (EXPENSE)
Interest expense, net	-	-

NET INCOME (LOSS)	$(208,495)	$779,377

The accompanying notes are an integral part of these financial statements

MOMENTUM WATER TRANSFER SERVICES LLC

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(208,495)	$779,377
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	20,406	17,291
Net change in:
Accounts receivable	-	(422,500)
Accounts payable	-	149,951
Net cash provided by (used in) operating activities	(188,089)	524,119

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of property and equipment	-	(62,646)
Net cash used in investing activities	-	(62,646)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for member distributions	(71,149)	(138,965)
Proceeds from member contributions	168,400	-
Proceeds from related party advances	-	-
Payments on related party advances	-	(83,662)
Net cash provided by (used in) financing activities	97,251	(222,627)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(90,838)	238,846

CASH AND CASH EQUIVALENTS, beginning of period	99,499	17,526

CASH AND CASH EQUIVALENTS, end of period	$8,661	$256,372

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Noncash investing and financing activities
Equipment contributed by owners	$-	$-
Equipment paid for by related party advances	$-	$-

The accompanying notes are an integral part of these financial statements

MOMENTUM WATER TRANSFER SERVICES LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

Note 1 — Organization and Nature of Business

Organization and Nature of Business

Momentum Water Transfer Services LLC (the “Company” or “MWS”) is a limited liability company established pursuant to the laws of the State of Texas on September 13, 2016. MWS provides high volume, frac water transfer services via its above-ground temporary infrastructure to oil and gas exploration and production companies at customer locations for their fracking and well completion.

On December 7, 2018, 100% of the membership interest in MWS was sold to SMG Industries, Inc. in exchange for $362,000 cash, an 8% note payable of $800,000 and 550,000 common shares of SMG Industries valued at $233,750. In conjunction with this transaction MWS acquired all the membership interest of Jake Oilfield Solutions LLC (“Jake”). Jake was incorporated in Texas on December 28, 2017 and is 60% owned by the owner of MWS. The result is that Jake is a wholly owned subsidiary of MWS which became a wholly owned subsidiary of SMG Industries, Inc. Of the purchase price above $25,000 cash and 50,000 shares of common stock of SMG Industries, Inc. were paid to the minority interest holder of Jake. These financial statements include the combined results of MWS and Jake.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates in Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Credit Risk

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash is backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company. Cash and cash equivalents were fully insured at September 30, 2018 and December 31, 2017.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less.

MOMENTUM WATER TRANSFER SERVICES LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

Note 2 — Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment is valued at historical cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: 1) persuasive evidence of an arrangement, 2) delivery has occurred, 3) the price is fixed and determinable, and 4) collectability is reasonably assured. The Company recognizes revenues after a service has been performed and completed and the customer has assigned a work ticket, or, a product sale has been shipped to a customer. Typically, the Company receives verbal orders from customers for services to be rendered.

Cost of Revenues

Cost of revenue includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, raw materials, direct employee cost, direct contract labor, transportation costs, equipment rental, equipment maintenance, and fuel. Cost of revenues are recorded in the same period as the resulting revenue.

Fair Value of Financial Instruments

The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and advances to related parties approximate fair value due to the relatively short period to maturity for these instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1:	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2:	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

MOMENTUM WATER TRANSFER SERVICES LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

Note 2 — Summary of Significant Accounting Policies (Continued)

Level 3:	inputs to the valuation methodology are unobservable and significant to the fair value

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Income Taxes

MWS elected to file tax returns as an S-Corporation resulting in taxable income and losses being passed through the entity to the owners. As such there are no tax assets or liabilities or income tax expense at the corporate level.

Recent Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. We will implement the new standard using the modified retrospective approach effective January 1, 2019. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02). Under ASU No. 2016-2, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s financial statements.

MOMENTUM WATER TRANSFER SERVICES LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

Note 2 — Summary of Significant Accounting Policies (Concluded)

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in this ASU are intended to provide guidance on the responsibility of reporting entity management. Specifically, this ASU provides guidance of management related to evaluating whether there is substantial doubt about the reporting entity’s ability to continue as a going concern and about related financial statement note disclosures. Although the presumption that a reporting entity will continue to operate as a going concern is fundamental to the preparation of financial statements, prior to the issuance of this ASU, there was no guidance in U.S. generally accepted accounting principles (U.S. GAAP) related to the concept. Due to the lack of guidance in U.S. GAAP, practitioners and their clients often faced challenges in determining whether, when, and how a reporting entity should disclose the relevant information in its financial statements. As a result, the FASB issued this guidance to require management evaluation and potential financial statement disclosures. This ASU will be effective for financial statements with periods ending after December 15, 2016. The Company adopted the ASU during the year and performed going concern evaluations for its 2017 fiscal year-end financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2018 and December 31, 2017 consist of the following:

	September 30, 2018	December 31, 2017

Equipment	$190,446	$190,446

Total equipment	190,446	190,446

Less: accumulated depreciation	(46,856)	(26,450)

Property and Equipment, net	$143,590	163,996

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $20,406 and $17,291, respectively.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, MWS may be subject to routine litigation, claims, or disputes in the ordinary course of business. In the opinion of management; no pending or known threatened claims, actions or proceedings against MWS are expected to have a material adverse effect on MWS’s financial position, results of operations or cash flows. MWS cannot predict with certainty, however, the outcome or effect of any of the litigation or investigatory matters specifically described above or any other pending litigation or claims. There can be no assurance as to the ultimate outcome of any lawsuits and investigations.

MOMENTUM WATER TRANSFER SERVICES LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

Leases

The Company has a month to month lease on a three-acre facility in Catarina, Texas for $1,050 per month.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016 the owner advanced $83,662 to the business in the form of cash and equipment purchased on behalf of the Company. The advances are due on demand, unsecured and have no stated interest rate. The advances were repaid in full during the nine months ended September 30, 2017.

During the nine months ended September 30, 2018 and 2017 cash distributions of $71,149 and $138,965 were paid to the owners of the business, respectively. During the nine months ended September 30, 2018 and 2017 cash contributions of $168,400 and $0 were made by the owners of the business, respectively.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent events have been evaluated for disclosure through February 19, 2019, the date the financial statements were available for issuance.